Exhibit 99.1
Corpay Reports Fourth Quarter and Full Year 2024 Financial Results
All-time record revenues and adjusted net income

Atlanta, Ga., February 5, 2025 — Corpay, Inc. (NYSE: CPAY), a corporate payments company, today reported financial results for its fourth quarter and year ended December 31, 2024.

“We had a great finish to 2024, delivering fourth quarter organic revenue growth of 12% and adjusted EPS growth of 21%, which are both above our mid-term growth targets,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc. “We delivered Corporate Payments growth of 20% for the full year, and we made meaningful advances to scale our Corporate Payments business, with two significant acquisitions during the year.”

Financial Results for Fourth Quarter of 2024:

GAAP Results
•Revenues increased 10% to $1,034.4 million in the fourth quarter of 2024, compared with $937.3 million in the fourth quarter of 2023.
•Net income attributable to Corpay decreased 4% to $246.0 million in the fourth quarter of 2024, compared with $255.9 million in the fourth quarter of 2023.
•Net income per diluted share attributable to Corpay decreased 1% to $3.44 in the fourth quarter of 2024, compared with $3.48 per diluted share in the fourth quarter of 2023.
•Fourth quarter net income and net income per diluted share attributable to Corpay include a gain on sale of business, goodwill impairment charge and a discrete non-cash tax provision that on a net basis reduced net income by approximately $37 million, or $0.52 of earnings per share.

Non-GAAP Results1
•Organic revenue growth was 12% in the fourth quarter of 2024.
•Adjusted EBITDA1 increased 12% to $571.2 million in the fourth quarter of 2024, compared to $508.1 million in the fourth quarter of 2023.
•Adjusted net income attributable to Corpay1 increased 18% to $383.2 million in the fourth quarter of 2024, compared with $326.1 million in the fourth quarter of 2023.
•Adjusted net income per diluted share attributable to Corpay1 increased 21% to $5.36 in the fourth quarter of 2024, compared with $4.44 per diluted share in the fourth quarter of 2023.

“Each business segment delivered accelerating revenue growth with fourth quarter organic revenue growth hitting its high water mark over the past 5 quarters. Our strong core business performance enabled record adjusted earnings per diluted share of $5.36 for the quarter,” said Tom Panther, chief financial officer, Corpay, Inc. “Improving sales, retention and same store sales trends during the quarter positions us very well for continued growth in 2025.”

Financial Results for Full Year 2024:

GAAP Results
•Revenues increased 6% to $3,974.6 million in 2024, compared with $3,757.7 million in 2023.
•Net income attributable to Corpay increased 2% to $1,003.7 million in 2024, compared with $981.9 million in 2023.
•Net income per diluted share attributable to Corpay increased 6% to $13.97 in 2024, compared with $13.20 per diluted share in 2023.
•2024 net income and net income per diluted share attributable to Corpay include a gain on sale of business, goodwill impairment charge and a discrete non-cash tax provision that on a net basis reduced net income by approximately $37 million, or $0.52 of earnings per share.

Non-GAAP Results1
•Adjusted EBITDA1 increased 7% to $2,129.0 million in 2024, compared with $1,994.2 million in 2023.

•Adjusted net income attributable to Corpay1 increased 8% to $1,364.1 million in 2024, compared with $1,258.6 million in 2023.
•Adjusted net income per diluted share attributable to Corpay1 increased 12% to $19.01 in 2024, compared with $16.92 in 2023.

“2024 was a very successful year for Corpay. We rebranded and simplified the Company, and grew sales/bookings over 20%, better positioning the Company for the mid-term,” said Ron Clarke. “We also deployed over $2.5 billion in capital, acquiring two Corporate Payments companies and repurchasing $1.3 billion of Corpay stock while maintaining a leverage ratio of 2.75x as of year end.”

Fiscal Year 2025 Outlook:

“Our 2025 outlook is to deliver sales growth of approximately 20%, with revenue and adjusted earnings per diluted share growth of 10% to 12%. Our earnings growth outlook is adversely impacted due to a worsening foreign exchange rates, fuel price, and interest rate outlook since our November earnings call. Looking beyond the macro, leading the way is our Corporate Payments segment where we’re projecting organic revenue to grow in the high teens,” said Tom Panther. “Additionally, we expect to generate approximately $1.5 billion in free cash flow in 2025 that provides us meaningful fire power to execute our capital allocation plans.”

For fiscal year 2025, Corpay, Inc.'s updated financial guidance1 is as follows:

•Total revenues between $4,350 million and $4,450 million;
•Net income between $1,174 million and $1,224 million;
•Net income per diluted share between $16.50 and $17.00;
•Adjusted net income between $1,482 million and $1,532 million; and
•Adjusted net income per diluted share between $20.75 and $21.25.

Corpay’s guidance assumptions for the full year are as follows:

•Weighted average U.S. fuel prices equal to $3.24 per gallon;
•Fuel price spreads flat with the 2024 average;
•Foreign exchange rates equal to the January 2025 forward consensus;
•Interest expense between $350 million and $380 million;
•Approximately 72 million fully diluted shares outstanding;
•An effective tax rate of approximately 25.5% to 26.5%; and
•No impact related to material acquisitions not closed.
First Quarter of 2025 Outlook:

“First quarter organic revenue growth is expected to be 8% to 10% and adjusted EPS is expected to grow 9% to 11%. Our earnings growth outlook for the first quarter is adversely impacted approximately 7% compared to the prior year due to unfavorable movements in foreign exchange rates, fuel prices and tax rate. Revenue growth is expected to build over the remaining quarters as we execute our business plans and lap the higher foreign currency exchange rates from the first half of last year,” said Tom Panther.

Conference Call:

The Company will host a conference call to discuss fourth quarter and full year 2024 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Tom Panther, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (877)-423-9813 or (201)-689-8573; the Conference ID is 13751017. A replay will be available one hour after the call and can be accessed by dialing (844)-512-2921 or (412)-317-6671 for international callers; the replay conference ID is 13751017. The replay will be available through Wednesday, February 12, 2025.. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, retail lodging price, foreign exchange rates and interest rates trends develop as anticipated and we are able to develop successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; our ability to successfully manage the derivative financial instruments that we use in our Cross-Border solution to reduce our exposure to various market risks, including changes in foreign exchange rates; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of our information security controls or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the international operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; our ability to remediate material weaknesses and the ongoing effectiveness of internal control over financial reporting, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2023 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock based compensation expense related to stock based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables, and amortization attributable to the Company's noncontrolling interest, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, certain discrete tax items, the impact of business dispositions, impairment losses, asset write-offs, restructuring costs, loss on extinguishment of debt, taxes associated with stock-based compensation programs, losses and gains on foreign currency transactions and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of certain discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, taxes related to stock-based compensation programs and impairment losses do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, goodwill impairment, investment loss/gain and other operating, net. Adjusted EBITDA is defined as EBITDA further adjusted for a one-time stock based compensation expense and a deal related termination expense. EBITDA and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth, EBITDA and adjusted EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY) is a global S&P 500 corporate payments company that helps businesses and consumers manage and pay expenses in a simple, controlled manner. Corpay’s suite of modern payment solutions help its customers better manage vehicle-related expenses (e.g. fueling and parking), travel expenses (e.g. hotel bookings) and accounts payable (e.g. paying vendors). This results in our customers saving time and ultimately spending less. Corpay – Payments made easy. For more information, please visit www.corpay.com.

Contact:

Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com
__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.

Corpay, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts and percentages)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change

Revenues, net	$1,034,431	$937,320	10%	$3,974,589	$3,757,719	6%
Expenses:
Processing	228,780	201,459	14%	869,085	819,908	6%
Selling	97,514	86,199	13%	380,906	340,157	12%
General and administrative	158,176	141,545	12%	616,874	603,424	2%
Depreciation and amortization	92,440	83,946	10%	351,088	336,604	4%
Goodwill impairment	90,000	—	NM	90,000	—	NM
Gain on disposition of business	(121,310)	—	NM	(121,310)	—	NM
Other operating, net	483	120	NM	789	753	NM
Total operating expense	546,083	513,269	6%	2,187,432	2,100,846	4%
Operating income	488,348	424,051	15%	1,787,157	1,656,873	8%
Other expenses:
Investment (gain) loss	(27)	26	NM	239	(116)	NM
Other expense (income), net	6,200	(1,513)	NM	13,722	(16,623)	NM
Interest expense, net	94,837	92,041	3%	383,043	348,607	10%
Loss on extinguishment of debt	—	—	NM	5,040	—	NM
Total other expense	101,010	90,554	12%	402,044	331,868	21%
Income before income taxes	387,338	333,497	16%	1,385,113	1,325,005	5%
Provision for income taxes	141,334	77,640	82%	381,381	343,115	11%
Net income	246,004	255,857	(4)%	1,003,732	981,890	2%
Less: Net income (loss) attributable to noncontrolling interest	49	—	NM	(14)	—	NM
Net income attributable to Corpay	$245,955	$255,857	(4)%	$1,003,746	$981,890	2%
Basic earnings per share	$3.52	$3.55	(1)%	$14.27	$13.42	6%
Diluted earnings per share	$3.44	$3.48	(1)%	$13.97	$13.20	6%
Weighted average shares outstanding:
Basic shares	69,946	72,065		70,331	73,155
Diluted shares	71,463	73,475		71,848	74,387

NM - Not Meaningful

Corpay, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,553,642	$1,389,648
Restricted cash	2,902,703	1,751,887
Accounts and other receivables (less allowance)	2,085,306	2,161,586
Securitized accounts receivable — restricted for securitization investors	1,323,000	1,307,000
Prepaid expenses and other current assets	806,024	474,144
Total current assets	8,670,675	7,084,265
Property and equipment, net	377,705	343,154
Goodwill and other intangibles, net	8,395,109	7,730,621
Other assets	508,348	318,212
Total assets	$17,951,837	$15,476,252
Liabilities and Equity
Current liabilities:
Customer deposits	3,266,126	2,397,279
Accounts payable, accrued expenses and other current liabilities	2,657,541	2,301,725
Securitization facility	1,323,000	1,307,000
Current portion of notes payable and lines of credit	1,446,974	819,749
Total current liabilities	8,693,641	6,825,753
Notes payable and other obligations, less current portion	5,226,106	4,596,156
Deferred income taxes	448,223	470,232
Other noncurrent liabilities	437,878	301,752
Total noncurrent liabilities	6,112,207	5,368,140
Commitments and contingencies
Stockholders’ equity:
Common stock	131	129
Additional paid-in capital	3,811,131	3,266,185
Retained earnings	9,196,405	8,192,659
Accumulated other comprehensive loss	(1,713,996)	(1,289,099)
Treasury stock	(8,171,329)	(6,887,515)
Total Corpay stockholders’ equity	3,122,342	3,282,359
Noncontrolling interest	23,647	—
Total equity	3,145,989	3,282,359
Total liabilities and equity	$17,951,837	$15,476,252

Corpay, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2024	2023
	(Unaudited)
Operating activities
Net income	$1,003,732	$981,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	120,106	109,983
Stock-based compensation	116,724	116,086
Provision for credit losses on accounts and other receivables	103,133	125,152
Amortization of deferred financing costs and discounts	7,994	7,249
Amortization of intangible assets and premium on receivables	230,982	226,621
Loss on extinguishment of debt	5,040	—
Deferred income taxes	(55,671)	(46,678)
Goodwill impairment	90,000	—
Gain on disposition of business	(121,310)	(13,712)
Other non-cash operating expense, net	1,028	637
Changes in operating assets and liabilities (net of acquisitions/disposition)	438,807	593,904
Net cash provided by operating activities	1,940,565	2,101,132
Investing activities
Acquisitions, net of cash acquired	(821,924)	(428,327)
Purchases of property and equipment	(175,176)	(153,822)
Proceeds from disposal of a business, net of cash disposed	185,506	197,025
Other	4,117	4,401
Net cash used in investing activities	(807,477)	(380,723)
Financing activities
Proceeds from issuance of common stock	428,224	113,742
Repurchase of common stock	(1,287,998)	(686,859)
Borrowings on securitization facility, net	16,000	20,000
Deferred financing costs	(8,493)	(376)
Proceeds from notes payable	825,000	—
Principal payments on notes payable	(140,050)	(94,000)
Borrowings from revolver	9,989,000	8,734,960
Payments on revolver	(9,278,000)	(9,118,960)
(Payments) borrowings on swing line of credit, net	(140,713)	135,568
Other	2,019	(2,286)
Net cash provided by (used in) financing activities	404,989	(898,211)
Effect of foreign currency exchange rates on cash	(223,267)	30,157
Net increase in cash and cash equivalents and restricted cash	1,314,810	852,355
Cash and cash equivalents and restricted cash, beginning of period	3,141,535	2,289,180
Cash and cash equivalents and restricted cash, end of period	$4,456,345	$3,141,535
Supplemental cash flow information
Cash paid for interest, net	$496,098	$448,384
Cash paid for income taxes, net	$374,039	$408,340

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts; shares in millions)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay.*

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to Corpay	$245,955	$255,857	$1,003,746	$981,890

Stock-based compensation	36,131	26,169	116,724	116,086
Amortization[1]	63,354	57,823	238,976	233,870
Loss on extinguishment of debt	—	—	5,040	—
Integration and deal related costs	17,262	5,926	33,696	30,660
Restructuring and related costs[2]	874	2,173	9,318	4,625
Other[2,3]	11,425	(572)	19,071	1,950
Goodwill impairment	90,000	—	90,000	—
Gain on disposition of business	(121,310)	—	(121,310)	(13,712)
Total adjustments	97,736	91,519	391,515	373,479
Income tax impact of pre-tax adjustments at the effective tax rate[4]	(27,985)	(21,241)	(98,667)	(96,781)
Discrete tax items[5]	67,518	—	67,518	—
Adjusted net income attributable to Corpay	$383,224	$326,135	$1,364,112	$1,258,588
Adjusted net income per diluted share attributable to Corpay	$5.36	$4.44	$19.01	$16.92
Diluted shares	71.5	73.5	71.8	74.4

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Certain prior period amounts have been reclassified to conform with current period presentation.
[3] Includes losses and gains on foreign currency transactions, certain legal expenses, amortization expense attributable to the Company's noncontrolling interest and taxes associated with stock-based compensation programs.

[4] Represents provision for income taxes of pre-tax adjustments, excluding the impact of our gain on disposition and discrete tax item referenced.
[5] Represents discrete non-cash tax provision recognized in the fourth quarter of 2024 related to a prior tax planning strategy and taxes on net gain realized upon disposition of our merchant solutions business within US Vehicle Payments of $47.8 million.

* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric and percentages)
(Unaudited)

The following table presents revenues, net and revenues, net per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended December 31,				Three Months Ended December 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
VEHICLE PAYMENTS
'- Revenues, net	$497.7	$499.8	$(2.1)	—%	$542.7	$500.3	$42.5	8%
'- Transactions	207.0	193.9	13.1	7%	207.0	194.2	12.8	7%
'- Revenues, net per transaction	$2.40	$2.58	$(0.17)	(7)%	$2.62	$2.58	$0.05	2%
'- Tag transactions[3]	22.1	20.3	1.8	9%	22.1	20.3	1.8	9%
'- Parking transactions	63.3	58.7	4.6	8%	63.3	58.7	4.6	8%
'- Fleet transactions	110.7	108.5	2.1	2%	110.7	108.8	1.9	2%
'- Other transactions	11.0	6.3	4.7	74%	11.0	6.3	4.7	74%
CORPORATE PAYMENTS
'- Revenues, net	$346.2	$251.1	$95.1	38%	$346.0	$273.7	$72.4	26%
'- Spend volume	$47,942	$33,583	$14,359	43%	$47,942	$36,129	$11,813	33%
'- Revenues, net per spend $	0.72%	0.75%	(0.03)%	(3)%	0.72%	0.76%	(0.04)%	(5)%
LODGING PAYMENTS
'- Revenues, net	$120.9	$119.9	$1.0	1%	$120.9	$119.9	$1.0	1%
'- Room nights	10.6	8.7	2.0	23%	10.6	8.7	2.0	23%
'- Revenues, net per room night	$11.39	$13.86	$(2.47)	(18)%	$11.40	$13.86	$(2.46)	(18)%
OTHER[1]
'- Revenues, net	$69.7	$66.5	$3.2	5%	$69.9	$66.5	$3.3	5%
'- Transactions	488.9	471.5	17.3	4%	488.9	471.5	17.3	4%
'- Revenues, net per transaction	$0.14	$0.14	$—	1%	$0.14	$0.14	$—	1%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$1,034.4	$937.3	$97.1	10%	$1,079.5	$960.4	$119.1	12%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[3] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the fourth quarter of 2024 is 7.4 million.
* Columns may not calculate due to rounding.

Exhibit 3
Revenues by Geography and Segment
(In millions, except percentages)
(Unaudited)

Revenues, net by Geography*	Three Months Ended December 31,				Year Ended December 31,
	2024	%	2023	%	2024	%	2023	%
US	$547	53%	$500	53%	$2,079	52%	$2,045	54%
Brazil	151	15%	143	15%	594	15%	526	14%
UK	137	13%	120	13%	542	14%	479	13%
Other	199	19%	174	19%	760	19%	708	19%
Consolidated Revenues, net	$1,034	100%	$937	100%	$3,975	100%	$3,758	100%

*Columns may not calculate due to rounding. Disclosure has been conformed in all periods to align with current presentation.

Revenues, net by Segment*	Three Months Ended December 31,				Year Ended December 31,
	2024	%	2023	%	2024	%	2023	%
Vehicle Payments	$498	48%	$500	53%	$2,009	51%	$2,006	53%
Corporate Payments	346	33%	251	27%	1,222	31%	981	26%
Lodging Payments	121	12%	120	13%	489	12%	520	14%
Other	70	7%	67	7%	255	6%	251	7%
Consolidated Revenues, net	$1,034	100%	$937	100%	$3,975	100%	$3,758	100%

*Columns may not calculate due to rounding.

Exhibit 4
Segment Results*
(In thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024[1]	2023[2]	% Change	2024[1]	2023[2]	% Change
Revenues, net:
Vehicle Payments[3]	$497,657	$499,758	—%	$2,008,799	$2,005,510	—%
Corporate Payments	346,189	251,101	38%	1,221,915	981,127	25%
Lodging Payments	120,894	119,929	1%	488,589	520,216	(6)%
Other[4]	69,691	66,532	5%	255,286	250,866	2%
	$1,034,431	$937,320	10%	$3,974,589	$3,757,719	6%
Operating income (loss):
Vehicle Payments[3]	$364,840	$242,505	50%	$1,076,870	$943,399	14%
Corporate Payments	136,256	101,092	35%	498,397	382,085	30%
Lodging Payments	54,219	57,438	(6)%	223,388	254,270	(12)%
Other[4]	(66,967)	23,016	NM	(11,498)	77,119	NM
	$488,348	$424,051	15%	$1,787,157	$1,656,873	8%
Depreciation and amortization:
Vehicle Payments[3]	$49,444	$49,724	(1)%	$200,167	$201,905	(1)%
Corporate Payments	27,969	20,323	38%	93,316	78,679	19%
Lodging Payments	12,775	11,655	10%	48,698	46,903	4%
Other[4]	2,252	2,244	—%	8,907	9,117	(2)%
	$92,440	$83,946	10%	$351,088	$336,604	4%
Capital expenditures:
Vehicle Payments[3]	$29,252	$26,261	11%	$117,410	$108,592	8%
Corporate Payments	8,563	5,972	43%	32,587	25,387	28%
Lodging Payments	5,195	3,171	64%	19,622	13,705	43%
Other[4]	1,242	1,260	(1)%	5,557	6,138	(9)%
	$44,252	$36,664	21%	$175,176	$153,822	14%

[1] Results from Zapay acquired in the first quarter of 2024 are reported in the Vehicle Payments segment from the date of acquisition. Results from Paymerang acquired in the third quarter of 2024 are reported in the Corporate Payments segment from the date of acquisition. Results from GPS Capital Markets acquired in the fourth quarter of 2024 are reported in the Corporate Payments segment from the date of acquisition.

[2] The results of our Russian business disposed of in August 2023 are included in our Vehicle Payments segment for all periods prior to disposition.
[3] The results of our merchant solutions business disposed of in December 2024 are included in our Vehicle Payments segment for all periods prior to disposition.
[4] Other includes Gift and Payroll Card operating segments.
NM - Not Meaningful
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended December 31,		Three Months Ended December 31,
	2024*	2023*	2024*	2023*
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$542.7	$500.3	207.0	194.2
Impact of acquisitions/dispositions	—	(0.5)	—	(0.3)
Impact of fuel prices/spread	(17.1)	—	—	—
Impact of foreign exchange rates	(28.0)	—	—	—
As reported	$497.7	$499.8	207.0	193.9
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$346.0	$273.7	$47,942	$36,129
Impact of acquisitions/dispositions	—	(22.6)	—	(2,547)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.1	—	—	—
As reported	$346.2	$251.1	$47,942	$33,583
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$120.9	$119.9	10.6	8.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$120.9	$119.9	10.6	8.7
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$69.9	$66.5	488.9	471.5
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.2)	—	—	—
As reported	$69.7	$66.5	488.9	471.5

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$1,079.5	$960.4	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(23.1)
Impact of fuel prices/spread[2]	(17.1)	—
Impact of foreign exchange rates[2]	(28.0)	—
As reported	$1,034.4	$937.3

[1] Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect the negative impact of movements in foreign exchange rates of approximately $28 million, negative fuel prices of approximately $7 million, and approximately $11 million negative impact from fuel price spreads.

* Columns may not calculate due to rounding.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA AND ADJUSTED EBITDA MEASURES
(In millions, except percentages)
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to net income from operations.*

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income from operations	$246.0	$255.9	$1,003.7	$981.9
Provision for income taxes	141.3	77.6	381.4	343.1
Interest expense, net	94.8	92.0	383.0	348.6
Other loss (income), net	6.2	(1.5)	13.7	(2.9)
Investment loss (gain)	—	—	0.2	(0.1)
Depreciation and amortization	92.4	83.9	351.1	336.6
Goodwill impairment	90.0	—	90.0	—
Gain on disposition of business	(121.3)	—	(121.3)	(13.7)
Loss on extinguishment of debt	—	—	5.0	—
Other operating, net	0.5	0.1	0.8	0.8
EBITDA	$550.0	$508.1	$2,107.7	$1,994.2

Other one-time items[1]	$21.3	$—	$21.3	$—
Adjusted EBITDA	$571.2	$508.1	$2,129.0	$1,994.2

Revenues, net	$1,034.4	$937.3	$3,974.6	$3,757.7
Adjusted EBITDA margin	55.2%	54.2%	53.6%	53.1%

[1] 2024 EBITDA and EBITDA margin are adjusted for a one-time stock based compensation expense and a deal related termination expense.
* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2025 and first quarter 2025 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2025 GUIDANCE
	Low*	High*
Net income	$1,174	$1,224
Net income per diluted share	$16.50	$17.00

Stock based compensation	117	117
Amortization	249	249
Other	52	52
Total pre-tax adjustments	418	418

Income taxes	(110)	(110)
Adjusted net income	$1,482	$1,532
Adjusted net income per diluted share	$20.75	$21.25

Diluted shares	72	72

	Q1 2025 GUIDANCE
	Low*	High*
Net income	$240	$250
Net income per diluted share	$3.38	$3.48

Stock based compensation	25	25
Amortization	67	67
Other	14	14
Total pre-tax adjustments	106	106

Income taxes	(29)	(29)
Adjusted net income	$317	$327
Adjusted net income per diluted share	$4.45	$4.55

Diluted shares	72	72

* Columns may not calculate due to rounding.